Exhibit 10.b

Masco Corporation
                                        17450 College Parkway
                                        Livonia, MI 48152
                                        www.masco.com

Via Hand Delivery

March 5, 2025

Dear Jai:

We are pleased to offer you the following Retention Incentive, which has been approved by the Compensation and Talent Committee of Masco Corporation’s Board of Directors.

Retention Incentive. Subject to the terms and conditions below, you will be entitled to the following Retention Incentive:
•Masco will grant you Restricted Stock Units (“RSUs”) with a value of $1,500,000 under the 2024 Masco Corporation Long Term Stock Incentive Plan (the “Plan”) and pursuant to an award agreement thereunder (together with the Plan, the “Plan Documents”). The grant date of the RSU award will be March 6, 2025 (the “Grant Date”). The number of RSUs shall be calculated based on the closing price of the Company’s common stock on the Grant Date, rounded to the nearest ten units. Subject to the satisfaction of the conditions described below, these RSUs will vest in two equal installments, with one-half vesting one year after the Grant Date (“Initial Vesting Date”) and the remaining half vesting two years after the Grant Date (“Final Vesting Date”). Notwithstanding anything to the contrary in the Plan Documents, you will not be Retirement Eligible with respect to these RSUs.
Conditions to Retention Incentive. Masco’s obligation to provide the Retention Incentive specified herein is conditioned on you:
i.Remaining employed by Masco through the Initial Vesting Date and Final Vesting Date, respectively; provided, however, if you are terminated by Masco without Cause (as that term is defined in the Plan Documents) or you terminate your employment for Good Reason (as that term is defined in the Plan Documents), the terms and conditions of the RSU awards comprising the Retention Incentive that remain outstanding immediately prior to the termination of your employment will be amended to accelerate the vesting of such RSU awards so that the awards will vest immediately prior to the termination of your employment with the Company. If you resign, retire, give notice to terminate employment other than for Good Reason, or your employment is terminated by Masco for Cause, prior to the Initial Vesting Date or Final Vesting Date, you will not be eligible to receive any of the unvested portion of the Retention Incentive. For the avoidance of doubt, if your employment is terminated by reason of death or Disability, then the Plan Documents will control;

Exhibit 10.b
ii.Continuing to perform in a satisfactory manner your job duties and responsibilities and such other duties and responsibilities as may be assigned to you by Masco; and
iii.Complying with the Masco Corporation Proprietary Confidential Information and Invention Assignment Agreement, the Plan Documents, and any other agreement between you and Masco, in addition to all Masco policies, rules and procedures and the terms set forth herein.
The above information concerning the Retention Incentive provides only a summary of certain terms of our equity compensation program. All of the terms and conditions of our program, and of the Retention Incentive, are contained in the Plan Documents. A copy of the Plan is available at NetBenefits.com. Except as expressly provided herein, in the case of any conflict between this communication and the Plan Documents (including the terms and conditions), the Plan Documents will control.
Entire Agreement. The terms herein constitute the entire agreement between you and Masco with respect to the subject matter hereof and supersede any and all prior or contemporaneous oral or written representations, understandings, agreements or communications between you and Masco concerning such subject matter.

Amendment. The terms herein may be amended only by a written agreement signed by both you and by an authorized officer of Masco.

At-Will Employment and Applicable Law. Nothing herein alters the at-will nature of your employment relationship with Masco or creates a contract for employment for a specified period of time. Either you or Masco may terminate the employment relationship at any time, with or without cause and with or without notice. The terms herein shall be governed and interpreted under the laws of the State of Michigan, and Masco’s Dispute Resolution Policy further governs any potential disputes hereunder.

Please confirm your acceptance of the terms and conditions herein by signing below.

Sincerely,

Masco Corporation

By:     /s/ Renee Straber
Renee Straber
Its:    Vice President, Chief Human Resources Officer

Agreed:

/s/ Jai Shah_________________________________
Jai Shah
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